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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report included in this registration statement dated August 31, 2000 included in STEAG Semiconductor's financial statements for the years ended December 31, 1999 and 1998 and to all references to our Firm inlcuded in this registration statement.

                                          Arthur Andersen LLP

Dusseldorf, Germany
September 21, 2000